UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K
                           Current Report
                Pursuant to Section 13 or 15d of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   March 17, 2003

                            SPIEGEL, INC.

   (Exact name of registrant as specified in its charter)


  Delaware                 0-16126             36-2593917
 (State of                 (Commission file    (I.R.S. Employer
                            number)             Identification No.)

   3500 Lacey Road
   Downers Grove, IL                            60515-5432
  (Address of principal executive offices)      (Zip Code)


                            (630) 986-8800
       (Registrant's telephone number, including area code)

                               No Change
  (Former name or Former address, if changed since last report)

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Item 3.  Bankruptcy or Receivership.

On March 17, 2003, Spiegel, Inc. (the "Company") and its principal operating subsidiaries, with the exception of First Consumers National Bank (FCNB) (collectively, "the Debtors"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") The cases are being jointly administered under Bankruptcy Case No. 03-11540.


Item 5. Other Events

On March 17, 2003, the Bankruptcy Court approved, on an interim basis, $150 million of the Company's $400 million debtor-in-possession (DIP) financing from Bank of America, N.A., Fleet Retail Finance, Inc., and
The CIT Group/Business Credit, Inc. Access to the full facility is subject to final Bankruptcy Court approval at a later date and satisfaction of certain other conditions.

On March 17, 2003 and March 18, 2003, the Bankruptcy Court approved the Debtors' first day motions seeking permission to:

* Continue payments for associate wages, salaries, and certain other benefits;
* Honor customer programs and other obligations, such as gift certificates, returns and exchanges;
* Maintain the Debtors' cash management system;
* Pay certain pre-petition customs duties and shipping charges;
* Maintain current insurance coverage; and
* Retain legal, financial, and other professionals on an interim basis pending a final hearing.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SPIEGEL, INC.
                                       (Registrant)

Dated:   March 18, 2003            By: /s/ James M. Brewster
                                     -------------------------
                                     James M. Brewster
                                     Senior Vice President
                                     and Chief Financial Officer
                                     (Principal Accounting and
                                      Financial Officer)

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